Exhibit 10.8

Translation

FORM OF POWER OF ATTORNEY

I, [NAME], citizen of the People’s Republic of China (the “ PRC”) with ID No                         , is the shareholder holding     % equity interests of Guangdong Meidiya Investment Company Limited (“Guangdong Meidiya Company”), hereby irrevocably appoint                          (“                ”) with the following powers and rights during the term of this Power of Attorney:

I hereby appoint the person designated by                          who is appropriate to exercise, on my behalf, all voting rights of shareholder in accordance with PRC laws and Guangdong Meidiya Company’s Articles at the shareholders’ meetings of Guangdong Meidiya Company, including but not limited to the right to sell or transfer any or all of equity interests of Guangdong Meidiya Company and to designate and appoint the directors and officers of Guangdong Meidiya Company as my authorized representative on the shareholders’ meeting of the Guangdong Meidiya Company.

If                          designates me to attend the shareholders’ meeting of Guangdong Meidiya Company, I promise that I will exercise the full voting rights according to the instruction of                         .

The term of this Power of Attorney is ten (10) years upon the execution date of this Power of Attorney during the duly existing term of Guangdong Meidiya Company and the effective period stated in the Loan Agreement executed by myself and                         .

(Signature)

Date: